                                                                    EXHIBIT 10.1

                                    AGREEMENT


     This Agreement dated as of June 25, 2000, sets forth the terms of a transaction (the "Transaction") among UnitedGlobalCom, Inc. ("United"), United Pan-Europe Communications, N.V. ("UPC"), Liberty Media International, Inc. ("LMI") and Liberty Media Corporation ("Liberty").

     The parties agree as follows:

     1. TRANSACTIONS. In a transaction to be effected as described in Exhibit A, United will acquire 100% of the stock of the LMI subsidiaries that at the time of such acquisition will indirectly own 99% of LMI's shares in Telewest Communications plc ("Telewest Interest") and the interests of Liberty and LMI in the entities listed as Acquired Assets on Exhibit B in exchange, at United's election, for cash or shares of Class B common stock ("Class B Stock") of a corporation ("New United") that will be the owner of all the stock of United. If United elects to deliver any shares of Class B Stock, that exchange must be tax-free to Liberty and LMI. United will have a right of first offer, subject to any right of first offer or refusal, purchase option or similar right in favor of a third party granted under an agreement that is currently in effect or, if not currently in effect, is described in this Agreement, to acquire the stock of LMI subsidiaries holding the Other Interests listed on Exhibit B for newly issued shares of Class B Stock as set forth in paragraph 4 below. With respect to any interests of Liberty or LMI in Metropolis Intercom S.A. now owned or hereafter acquired (the "Chile Assets"), United will have the call rights and Liberty will have the put rights described in Appendix B-1.

     References in this Agreement to "United" will be deemed to refer to New United to the extent the context so requires.

     2. BINDING EFFECT. This agreement is intended to be binding on the parties subject to (a) receipt of governmental approvals and waivers (including, if required, the receipt of a ruling or similar action by Dutch tax authorities to the effect that the contribution and merger described in Exhibit F will not result in the recognition of any material capital gain to United or UPC under Dutch tax law or, if such ruling is not sought or if it is sought but is not obtained, a determination that, in the reasonable judgment of United and LMI, any such capital gain will not be material), (b) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("Hart-Scott-Rodino Act") or any similar law applicable to the transactions contemplated hereby without any litigation having arisen therefrom that remains outstanding, (c) material approvals, waivers and consents from non-governmental third parties, (d) United and UPC stockholder approval, if required, (e) receipt of any fairness opinions required by United and/or UPC and (f) the Australian Securities and Investments Commission issuing an instrument modifying the operation of the Corporations Law of Australia by exempting compliance with such provisions of the Corporations Law in relation to implementation of the transactions that are the subject of this agreement, either on an unconditional basis or on conditions reasonably acceptable to the parties.

     3. DEFINITIVE AGREEMENTS. The parties will promptly prepare definitive agreements reflecting these terms and do all acts reasonably necessary to promptly conclude the transactions contemplated by this Agreement. The definitive agreements will include representations and warranties, covenants, customary conditions to closing (including those set forth in paragraph 2 above and for each party a material adverse change condition), termination provisions, indemnification provisions (including provisions for the indemnification of Liberty and LMI against liabilities on account of guarantees or other contractual obligations related to the assets to be owned by United (including those described on Exhibit B-1)) and other terms and conditions that are customary in transactions of this nature. Any representation or warranty that is made subject to a customary material adverse effect qualifier will be made without any further exceptions that are not acceptable to the receiving party in its sole discretion. If the foregoing conditions have not been satisfied by March 31, 2001, then at any time thereafter and prior to the satisfaction in full of such conditions, this Agreement may be terminated by any party that is not then in breach of its obligations hereunder.

     4. RIGHT OF FIRST OFFER. If Liberty proposes to sell or otherwise dispose of LMI in a transaction in which LMI would own any of the Other Interests or any of the Additional Interests at the time of such sale or disposition or if LMI proposes to sell or otherwise dispose of all or a portion of any of the Other Interests or any of the Additional Interests described in paragraph 2 of Exhibit A (subject to any right of first offer or refusal, purchase option or similar right described in Exhibit A), if they have not been acquired by Telewest prior to Closing (collectively a "Transfer Interest"), to an unaffiliated third party, then, except as otherwise contemplated by paragraph 1 or unless the sale or other disposition is a "Permitted Liberty Transfer" (as defined below) or is a transfer of LMI's interest in Jupiter Programming described in footnote 10 of Exhibit B, Liberty or LMI, as applicable (the "seller"), will deliver to United a written offer (the "Offer") setting forth the price (stated as an amount of cash) and other material terms on which the seller would agree to sell the Transfer Interest. The parties then will negotiate the terms and conditions on which United would purchase the Transfer Interest, such negotiation to be conducted on an exclusive basis for a period of 30 days after United's receipt of the Offer. With respect to such sale and purchase, United will have the right to pay, and the seller will have the right to require United to pay, the consideration for the Transfer Interest wholly in Class B Stock in a transaction that is tax-free to the seller, and the parties will take all reasonable action to assure that the transaction can be structured as a tax free transaction. The number of shares of Class B Stock to be issued to the seller in exchange for the Transfer Interest will be determined as follows: (a) if one or more Other Interests comprise the Transfer Interest, the number of shares will be equal to the agreed value of those interests divided by the per share value of Class B Stock derived using the Sum of the Parts methodology described in paragraph 5 of Exhibit A; (b) if one or more Additional Interests comprise the Transfer Interest, the number of shares will be equal to the agreed value of those interests divided by the Average Market Price (as defined in paragraph 5 of Exhibit A) of Class A common stock of United ("Class A Stock") as of the date of the closing of the transfer of the Additional Interest(s); (c) if the Transfer Interest is comprised of one or more Other Interests and one or more Additional Interests, the number of shares will be equal to the sum of the shares attributable to each of those interests, determined in accordance with the foregoing clauses (a) and (b), as applicable; and (d) if the right of first offer is exercised with respect to LMI and LMI owns shares of Class B Stock at the time of the transfer to United, the number of shares of Class B Stock will be equal to the sum of (i) the number of shares of Class B Stock owned by LMI at the time of the transfer and (ii) the number of shares of Class B Stock issuable


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


in exchange for any Other Interests or Additional Interests owned by LMI at the time of the transfer, determined in accordance with the foregoing clauses (a),
(b) and (c). In addition, in a transfer described in clause (d) of the foregoing sentence, if LMI owns any shares of Class A Stock at the time of the transfer, the consideration delivered by United on account of those shares will be an equal number of shares of Class A Stock. If the seller and United have not reached agreement within the 30-day period described above, the seller will be free, for a period of 120 days after the end of that period, to sell the Transfer Interest to a third party for the same or a higher price and on other terms and conditions that are no less favorable, taken as a whole, in any material respect to the seller than those that were described in the last written offer made by United, or if there is no such offer, in the Offer. The 120-day period will be extended for up to an additional 60 days in the event any required governmental approvals or waivers have not been obtained, or applicable waiting periods have not expired or terminated without litigation having been commenced that remains outstanding, within the 120-day period. If the seller and United have reached agreement, but the transaction pursuant to which the Transfer Interest is to be transferred has not been completed within 120 days after the date of such agreement (or such earlier or later date as the parties may agree), subject to extension as provided in the preceding sentence for a transfer to a third party, and the failure of such transaction to be consummated is not the result of any breach by the seller of its obligations under such agreement, then the seller may at any time thereafter sell or otherwise dispose of all or any of the Transfer Interest free of the requirements of this Agreement. United will use its reasonable efforts to assist Liberty in obtaining all necessary governmental and other approvals in connection with a permitted transfer to a third party and Liberty and LMI will use their reasonable efforts to assist United in obtaining all necessary governmental and other approvals in connection with the transfer to United.

     The right of first offer contemplated by this Agreement will not apply to a transfer to an affiliate of Liberty or LMI or any Permitted Liberty Transfer provided United retains the right of first offer as to the Other Interests and the Additional Interests unimpaired by the Permitted Liberty Transfer, and the transferee in any such transfer enters into an agreement providing the right of first offer to United. As used in this Agreement, an "affiliate" of any entity means any entity controlling, controlled by, or under common control with, such entity, provided that neither AT&T Corp. nor any of its subsidiaries (except Liberty, any other member of the Liberty Media Group (as defined in the certificate of incorporation of AT&T Corp.), LMI and the subsidiaries of any of the foregoing) will be deemed to be an affiliate of Liberty or LMI. "Permitted Liberty Transfer" means any of the following:

          (a) any direct or indirect transfer of all or any portion of an Other Interest or an Additional Interest in connection with a restructuring of the ownership of LMI or of any of its subsidiaries that is not undertaken to avoid the right of first offer (without regard to the manner in which such restructuring is effected) and would not result in any change in the ownership or control of LMI not permitted by one of the following clauses so long as the interest transferred by Liberty or LMI as the result of such restructuring is subject to the right of first offer;

          (b) the transfer of LMI to Liberty Media Group LLC in connection with the contribution of assets (the "Liberty Contribution") by Liberty to Liberty Media Group LLC pursuant to the Contribution Agreement dated March


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


     9, 1999, among Liberty, Liberty Media Management LLC, Liberty Media Group LLC and Liberty Ventures Group LLC, as amended; for purposes of this Agreement, "Liberty" will include any successor (by merger, consolidation, transfer of assets or otherwise) to all or substantially all of Liberty's assets including, after the Liberty Contribution, Liberty Media Group LLC;

          (c) any transaction or series of related transactions if immediately after giving effect to such transaction or the last transaction in such series Liberty directly or indirectly beneficially owns voting securities representing at least a majority of the voting power of the outstanding voting securities of LMI or its successor in such transaction; or

          (d) any transaction or series of related transactions if immediately after giving effect to such transaction or the last transaction in such series persons who were beneficial owners of AT&T Liberty Media Group stock immediately before such transaction or, if Liberty is not then a subsidiary of AT&T Corp., persons who were beneficial owners of Liberty stock prior to such transaction, beneficially own voting securities representing at least a majority of the voting power of the outstanding voting securities of LMI or its successor in such transaction or of any ultimate parent entity (within the meaning of the Hart-Scott-Rodino Act) of LMI or its successor.

United will use its reasonable efforts to assist Liberty in obtaining all necessary governmental and other approvals in connection with any Permitted Liberty Transfer.

     The right of first offer described in this paragraph 4 will terminate on the first to occur of (a) such time as LMI ceases to beneficially own United voting stock representing at least 25% of the voting power of the outstanding voting stock of United and (b) July 1, 2010.

     5. SUBSEQUENT ACTIONS. It is contemplated that United will contribute some of the assets acquired from LMI, including but not limited to the Telewest
Interest, to its subsidiaries in exchange for additional equity in those subsidiaries, subject to the requirements that any such contribution will not have an adverse effect on the tax-free (to Liberty and LMI) treatment of LMI's transfer of such assets to United and on United's tax free transfer to the subsidiary.

     LMI, United and certain Founders (each of whom is identified on Appendix C-III) will enter into a Stockholder Agreement. A term sheet for the Stockholder Agreement is attached as Exhibit C. Shares of Class B Stock representing at least 80% of the voting power of United will be subject to the Stockholder Agreement.

     6. OPERATIONS PENDING CLOSING. Until the closing of the transactions contemplated by this Agreement, Liberty and LMI shall use all commercially reasonable efforts to operate or cause to be operated the Telewest Interest and the Acquired Assets in the ordinary course of business consistent with past practice except as otherwise disclosed herein. Liberty and LMI will not sell or otherwise dispose of the Telewest Interest or (except pursuant to existing rights of first offer or first refusal, purchase options or similar rights and except as otherwise disclosed herein or permitted hereby) any of the Acquired Assets or any of the Other Interests or Additional Interests or enter into any agreement to do so. If Liberty or LMI receives any inquiry or proposal concerning any such transaction, it will promptly notify United.



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


     7. REASONABLE EFFORTS. Each of the parties will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party may reasonably request to cause any of the conditions to each party's obligation to consummate such transactions to be satisfied. Without limiting the generality of the foregoing,
(a) each of United and UPC will take all actions necessary to call and hold a meeting of its stockholders to vote on each matter required to be approved by them in connection with the transactions contemplated by this Agreement, (b) the boards of directors of United and UPC will recommend that their respective stockholders vote in favor of each such matter and each of United and UPC will use reasonable efforts to solicit proxies in favor of each such matter and otherwise  to  secure  the  required  vote of  stockholder,  provided  that such recommendation and solicitation need not be made if such board of directors determines, after conferring with counsel, that the making of such recommendation would constitute a breach of such board's fiduciary duties, (c) United will vote or cause to be voted all shares of UPC voting stock beneficially owned by United to be voted in favor of each such matter that is submitted to the vote of UPC's stockholders, and (d) the parties will consult and cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Securities and Exchange Commission and any other appropriate authority of any proxy statement, registration statement or similar filing, including any amendments or supplements, as may be required in connection with the transactions contemplated hereby; (ii) seeking to have any such registration statement or similar filing declared effective as soon reasonably practicable after filing; (iii) using reasonable efforts to obtain all necessary consents, approvals, waivers or other action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any governmental authority or other third party required to cause any of the conditions to each other party's obligation to consummate the transactions contemplated hereby to be satisfied; (v) filing all pre-merger notification and report forms required under the Hart-Scott-Rodino Act and responding to any requests for additional information made by any governmental authority pursuant to the Hart-Scott-Rodino Act; (vi) using reasonable efforts to obtain the fairness opinions described in paragraph 2 above and the tax opinions referred to in Exhibit A and Exhibit F; and (viii) providing all such information about such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing. Nothing in this Agreement will be construed to require (A) any party or any of its affiliates to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, any of its assets or to agree to any of the foregoing or any other condition or requirement, in each case to the extent that doing so would be adverse or burdensome to such party in any material respect or (B) Liberty or LMI to cause AT&T Corp. (or any of its subsidiaries other than those that are affiliates of Liberty, as defined in paragraph 4 above) to take or to omit to take any action.

     8. STANDSTILL AGREEMENT. United and Liberty will enter into a standstill agreement with United. A term sheet for the Standstill Agreement is attached as Exhibit D.

     9. Registration Rights. United will agree to register the United shares owned by LMI and its permitted assigns. A term sheet setting forth the terms of those registration rights is attached as Exhibit E.


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


     10. UNITED/UPC AGREEMENT. United and UPC will enter into an agreement to provide that the Telewest Interests will be contributed to UPC or an affiliate of UPC as provided in Exhibit F.

     11. PUBLICITY. Each party will confer with the others prior to making any public announcement of this Agreement or the Transaction.

     12. ENTIRE AGREEMENT. This Agreement, including the attached Exhibits, constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and discussions, whether oral or written, with respect to that subject matter.

     13. Applicable Law, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado without reference to the conflicts of law rules of that jurisdiction. Each of the parties (a) will submit itself to the non-exclusive jurisdiction of any federal court located in the State of Colorado or any Colorado state court having subject matter jurisdiction in the event any dispute arises out of this Agreement, (b) agrees that venue will be proper as to any proceeding brought in any such court with respect to such a dispute, (c) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (d) waives any right to a trial by jury in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.




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


     The parties acknowledge their agreement with all the terms and conditions stated above by signing below.

                                        UnitedGlobalCom, Inc.


                                       By: /s/ Michael T. Fries
                                           -------------------------------------
                                        Its: President


                                       United Pan-Europe Communications N.V.


                                       By: /s/ Anton M. Tuijten
                                           -------------------------------------
                                        Its: General Counsel


                                       By: /s/ Charles H.R. Bracken
                                           -------------------------------------
                                        Its: Chief Financial Officer


                                       Liberty Media Corporation


                                       By: /s/ Robert R. Bennett
                                           ------------------------------------
                                        Its: President & Chief Executive Officer


                                       Liberty Media International, Inc.


                                       By: /s/ Robert R. Bennett
                                           -------------------------------------
                                        Its: President & Chief Executive Officer



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


                                    EXHIBIT A
                                    ---------

                               EXCHANGE OF SHARES
                               ------------------


1. The Founders and LMI will form a corporation ("New United"), to which the Founders will contribute their United Class B Stock and Liberty and LMI will contribute (a) the Class B Stock currently owned by Liberty (which will be contributed by Liberty Global, Inc., a wholly owned subsidiary of Liberty), (b) as described below, all the outstanding stock of three subsidiaries of LMI (collectively, the "Contributed Telewest Subs") that currently own, directly or indirectly, a total of 724,390,316 ordinary and limited voting shares of Telewest: Liberty UK Holdings, Inc., a Colorado corporation which directly owns 42,130,814 Telewest shares; Liberty UK, Inc., a Colorado corporation which (through its ownership of a 50% interest in TW Holdings, L.L.C.) indirectly owns 463,438,961 Telewest shares; and Liberty Programming UK, Inc., a Delaware corporation which (through its ownership of Liberty Flex Holdings Limited, a U.K. company) indirectly owns 218,820,541 Telewest shares, and (c) all the outstanding stock of seven subsidiaries of LMI that currently own, directly or indirectly, the interest in the Acquired Assets as set forth on Exhibit B and 49% of the outstanding stock of Liberty Cablevision of Puerto Rico, Inc. (collectively, the "Contributed LA Subs" and collectively with the Contributed Telewest Subs, the "Contributed Subs").

     Priorto LMI's contribution of the Contributed Telewest Subs to New United, Liberty UK Holdings, Inc. will contribute all of its Telewest shares (except those transferred to Liberty Manager as described below), Liberty UK, Inc. will contribute its 50% interest in TW Holdings, L.L.C. and Liberty Programming UK, Inc. will contribute the shares of Liberty Flex Holdings Limited, to a new Delaware limited liability company, limited liability partnership or similar entity ("New LLC") in exchange for interests totaling 99% of the membership interests in New LLC (the "99% New LLC Interest"). A new wholly owned LMI subsidiary ("Liberty Manager") will contribute 7,243,903 Telewest shares to New LLC (before such contribution, such shares will have been distributed by Liberty UK Holdings, Inc. to LMI and then contributed by LMI to Liberty Manager) in exchange for a 1% managing member interest in New LLC. LMI will then contribute all outstanding stock of the Contributed Telewest Subs to New United in exchange for 53,570,837 New United B Shares, as described below.

     The 99% New LLC Interest will then be contributed by New United to New UPC in exchange for shares of the Class A common stock of New UPC, as described in Exhibit F.

     Liberty Manager, as the managing member of New LLC, will have all management and voting rights with respect to New LLC, including the sole right to direct the management and policies (including all operating and financial policies) of New LLC. The non-managing member will have the right to purchase the Liberty Manager's interest in New LLC if Liberty Manager decides to cause New LLC to sell all or substantially all of the Telewest shares directly and indirectly owned by New LLC, at a price equal to the product of Liberty Manager's percentage interest in New LLC multiplied by the value of the consideration offered by the Person to whom such Telewest shares are to be sold, or, if such shares are to be sold on a securities exchange, by the Average Market Price (as defined below) of a Telewest share. If Liberty Manager causes or permits any action with respect to New LLC or its assets that has a material adverse U.S. income tax effect on New United or New UPC pursuant to applicable gain recognition agreement(s) relating to the Telewest Interest, Liberty will indemnify New United and New UPC for the tax costs arising directly from such action. Notwithstanding the foregoing, Liberty will not be required to provide such indemnification if such action occurs after Liberty Manager is acquired by UPC or by a third party at UPC's direction or if the action giving rise to such tax effect (a) is one that Liberty Manager did not have a right to prevent, (b) would have required Liberty Manager or any of its affiliates to expend or to commit to expend its own funds or (c) would require that Liberty's representatives on the board of directors of Telewest act in a manner that is inconsistent with their fiduciary duties as directors under applicable law.

     At such time as the parties have obtained all material third party and regulatory consents, approvals and clearances necessary for the interests in Telewest (including the contract rights contained in the Revised Existing Relationship Agreement or the Revised New Relationship Agreement described below and the director appointment rights currently set forth in the articles of association of Telewest) retained by Liberty Manager to be transferred to New United, and by New United to New UPC, without any of the parties being required to make a bid for Telewest under Rule 9 of the UK City Code on Takeovers and Mergers and without any third party having an approval right or a right of first refusal or a buy-sell or similar right, LMI will contribute all outstanding stock of Liberty Manager to New United in exchange for 541,120 New United B Shares, and New United will cause Liberty Manager to contribute to New UPC its 1% managing member interest in New LLC in exchange for additional shares of the Class A common stock of New UPC, as described in Exhibit F. Without United's consent, neither the stock of Liberty Manager nor Liberty Manager's interest in New LLC may be transferred except to an affiliate of Liberty that agrees to be bound by the obligations of the transferor hereunder or except as contemplated by the preceding sentence. The parties will use their reasonable efforts to cause such contribution to be tax-free to each of them.

     If all material consents referred to in the preceding paragraph have not been obtained by the second anniversary of the date on which LMI contributes the Contributed Telewest Subs to New United as described above, New UPC may, by notice to LMI stating that New UPC has decided to transfer to a third party all of its direct and indirect interests in Telewest, require LMI to transfer all the stock of Liberty Manager, or to cause Liberty Manager to transfer its membership interest in New LLC, to New UPC or to such third party in exchange for 541,120 New United B Shares. The parties will use their reasonable efforts to cause such transfer to be tax-free to each of them.

     New United's authorized capital stock will consist of Class A common stock and Class B common stock ("New United A Shares" and "New United B Shares," respectively), in each case having rights identical in all material respects to those possessed by United Class A Stock and United Class B Stock, as well as voting convertible preferred stock which (except for the inclusion of voting rights on an as-converted basis) will have rights identical to the outstanding shares of United convertible preferred stock. The Founders, Liberty and LMI will receive New United B Shares in exchange for the shares of United Class B Stock contributed by them on a one-for-one basis. In exchange for LMI's contribution of the stock of the Contributed Telewest Subs, LMI will receive 53,570,837 New United B Shares. In exchange for its contribution of the stock of the Contributed LA Subs, LMI will receive 21,688,000 New United B Shares or, at United's option, United may pay for the Contributed LA Subs by substituting $1,972,500,000 in cash for such New United B Shares.

     United agrees that, whether payment for the Contributed LA Subs is made in New United B Shares or cash: (a) one or more of the Contributed Subs will have, at the time of United's acquisition thereof, debt in the principal amount of $200 million, bearing interest at the rate of 14% per annum (increasing to 18% per annum in May 2001) and maturing in November 2001;
     (b) one of the Contributed Subs, Liberty International DLA, Inc., may have, at the time of United's acquisition thereof, debt in the principal amount equal to capital contributions made by it to Digital Latin America LLC (currently budgeted to be $17.2 million), bearing interest at the rate of 14% per annum and maturing one year after the first of such capital contributions; and (c) either Liberty Argentina, Inc. or another wholly-owned subsidiary of LMI that is formed to hold an interest in Cablevision S.A. may have debt in the principal amount equal to the cost (approximately $410 million) of acquiring additional interests in Cablevision S.A. to increase the aggregate interest of those subsidiaries in Cablevision S.A. to 50%, bearing interest at 14% per annum and maturing one year after the date of the payment of such acquisition cost to the transferor(s) of those interests. The debt contemplated by the preceding two sentences shall be prepayable without penalty or premium, may be owed to LMI or Liberty and may be secured by stock or assets of one or more of the Contributed Subs.

     In addition to the contribution by LMI and Liberty of the Contributed Subs and Class B Stock, Liberty will contribute to New United promissory notes made by Contributed Subs and payable to the order of LMI in the aggregate principal amount of $1 billion. The notes to be contributed will have a term of one year and will bear interest, payable semiannually, at 14% per annum, and shall be prepayable without penalty or premium. A portion of the New United B Shares issuable to Liberty and LMI will be deemed issued in consideration of the contribution of such notes rather than wholly in exchange for the Contributed Subs. The portion of the New United B Shares allocable to the contribution of such notes will be as reasonably determined by Liberty.

2.   New  United  will form a wholly  owned  corporate  subsidiary  ("Transitory
     Sub"). Contemporaneously with or immediately after the contribution described in paragraph 1, Transitory Sub will merge into United. In that merger, the outstanding shares of United Class A Stock and United convertible preferred stock will be converted into the right to receive New United A Shares and shares of New United voting convertible preferred stock, respectively, on a one-for-one basis, the outstanding shares of United Class B Stock (which then will be owned by New United) will be canceled and United will become a wholly owned subsidiary of New United.

     If before the closing of the contributions described above, either the New United B Shares or the ordinary or limited voting shares of Telewest are recapitalized or reclassified or the issuer thereof effects any stock dividend, stock split or reverse stock split affecting the shares of such class, or otherwise effects any transaction that changes such shares into any other securities (including securities of another entity) or effects any other dividend or distribution (other than a cash dividend payable out of current or retained earnings) on shares of such class, then the exchange ratio prescribed above will, as appropriate, be adjusted to reflect such event. In addition, LMI's obligation to effect such exchange will be subject, to the extent applicable, to the terms of the Revised Existing Relationship Agreement or the Revised New Relationship Agreement (whichever is in effect) to which one or more affiliates of Liberty and Telewest are parties and to the terms of existing agreements affecting the interests of Liberty or LMI in the Contributed LA Subs or the Acquired Assets. Liberty, LMI and United shall use all reasonable efforts to obtain waivers and consents under such agreements to assure that they can consummate the exchange; provided, that if a Contributed Sub cannot be transferred because of a contractual restriction (including the exercise of a right of first refusal or first offer or any other similar right) or inability to obtain a governmental approval for the transfer the parties shall close on the remainder of the Contributed Subs, and the cash payment (in the case of a Contributed LA Sub) or the number of shares of Class B Stock that will be delivered by United for each of those Contributed Subs will be as shown on Exhibit A-1 or, in the case of Contributed Telewest Subs, as set forth in this Exhibit A.

     The number of Telewest shares comprising the Telewest Interest will be increased by 99% of any additional Telewest shares issued to Liberty, LMI, any of the Contributed Telewest Subs or any other subsidiary of Liberty prior to the closing of the merger and contribution contemplated above, including any shares issued in consideration of the acquisition by Telewest of assets of or an interest in any of Cable Management Ireland ("CMI"), Princes Holdings or Multithematiques ("Additional Interests"). All Telewest shares so acquired before that closing will be contributed to New LLC in respect of Liberty Manager's 1% interest in New LLC and the 99% New LLC Interest. To the extent that the number of Telewest shares comprising the Telewest Interest is greater than 717,146,413, LMI will receive .0747 New United B share for each additional Telewest share attributable to the 99% New LLC Interest (i.e., 99% of the number of Telewest shares owned by the New LLC in excess of 724,390,316), subject to adjustment in the manner provided in the first sentence of the second paragraph of this paragraph 2. LMI is discussing with other owners of Princes Holdings a proposal to combine CMI and Princes Holdings on terms that would include, among other things, transfer restrictions (including rights of first refusal or similar rights) similar to those now in effect as to the interests in Princes Holdings. Any transfer by LMI in connection with that combination will be exempt from the right of first offer granted to United under paragraph 4 of the Agreement, and any exercise of United's right of first offer as to LMI's interest in the entity surviving that combination will be subject to such rights in favor of the other owners of interests in that entity.

     The contribution of the Telewest Interest and the Acquired Assets to New United will be effected by mergers of transitory subsidiaries of New United into the Contributed Subs.

3. The contributions and merger described in the foregoing provisions of this Exhibit (the "Contribution Transaction") will be structured to be tax-free to United, New United, Liberty, LMI and all the recipients of New United A Shares and New United B Shares. The parties will work together to modify the structure set forth in paragraph 1 above to the extent necessary to achieve the tax-free nature of the Contribution Transaction. It will be a condition to the obligations of the parties to effect the Contribution
     Transaction that an opinion to that effect, in form and substance reasonably acceptable to the parties, be delivered by a law firm or accounting firm generally recognized as being competent to deliver such an opinion. The parties will cooperate with the accounting and law firms by providing appropriate certifications as to factual matters. After the closing of the Contribution Transaction, the parties will take such actions as may be necessary to preserve the tax-free nature of the Contribution Transaction and will not take any action that would have the effect of disqualifying the Contribution Transaction for such treatment. Without limiting the generality of the foregoing, United will maintain the separate corporate existence of each of the Contributed Subs for at least two years after the closing of the transfer thereof to United and Liberty will maintain the separate corporate existence of Liberty Global, Inc. for at least two years after its contribution of Class B Stock to New United.

4. For purposes of the Agreement (including its Exhibits), any reference to Class A Stock or Class B Stock in a provision that will apply after the Contribution Transaction will be deemed to be a reference to New United A Shares or New United B Shares, as appropriate. Similarly, any reference to United in a provision that will apply after such Contribution Transaction will be deemed to be a reference to New United.

5. The "Sum of the Parts" methodology establishes the per share value of United Class B Stock as of any date of determination as being equal to the Numerator defined below divided by the Denominator defined below.

     Numerator:

          (1) The number of ordinary shares, expressed in ADSs, that United owns in UPC as of the relevant date multiplied by the Average Market Price (as defined below) of such ADSs as of the date of determination; plus

          (2) the number of shares of common stock (or an equivalent class) United owns in Austar United multiplied by the Average Market Price of such class of Austar United stock as of the date of determination multiplied by the Australian dollar/United States dollar exchange ratio, as calculated over the Relevant Trading Period (as defined below); plus

          (3) the number of shares of the relevant class of common stock or an equivalent class United owns in each other publicly traded company multiplied by the Average Market Price of such class of stock as of the date of determination multiplied by the applicable local currency/United States dollar exchange ratio calculated over the Relevant Trading Period; plus

          (4) the value of United's interest in other non-public businesses as determined by third party appraisals; less

          (5) the accreted value of the total outstanding public debt issued by United or any subsidiary that is not the subject of a valuation described in (1) through (4) above; less

          (6) the aggregate amount of all other liabilities of United and each of its subsidiaries that is not the subject of a valuation described in (1) through (4) above, in each case to the extent required to be reflected on a balance sheet as of the date of determination in accordance with U.S. generally accepted accounting principles; plus

          (7) the amount of cash at the United level and any subsidiary having debt or other liabilities included in (5) or (6) above.

          Denominator:

               (1) The number of shares of United common stock outstanding as of the relevant date; plus

               (2) the number of shares of United common stock underlying any convertible preferred stock or convertible debt that is "in-the-money" by reference to the Average Market Price of Class A Stock for the Relevant Trading Period; plus

               (3) the number of outstanding options or warrants that are "in-the-money" as calculated using the treasury method and the Average Market Price of Class A Stock for the Relevant Trading Period.

          For purposes of the foregoing, "Average Market Price" means, with respect to any class of stock as of any date of determination, the average of the closing sales price per share for the period of ten trading days ending on the trading day that is two trading days prior to the date of determination (the "Relevant Trading Period"), as reported by the principal securities exchange (or comparable organization) on which such class of stock is traded.

                                   EXHIBIT A-1

       [List of Liberty Acquired Asset and Allocation of Purchase Price]

                                    EXHIBIT B

                       ACQUIRED ASSETS AND OTHER INTERESTS

              [Description of Acquired Assets and Other Interests]

                                                          EXHIBIT B-1


Liberty Media International, Inc.
   Guarantee Schedule

      [Schedule Omitted]

                                  APPENDIX B-1
                                  ------------

 [Description of Mechanics of put and call rights with respect to Chile Assets]

                                    EXHIBIT C
                                    ---------

                              STOCKHOLDER AGREEMENT
                              ---------------------


     The following terms will be included in the Stockholder Agreement among LMI, United and the Founders.

     1.   Board; Voting.

          A. United will have a board of directors (the "Board") consisting of 12 directors. The members of the Board immediately after the Stockholder Agreement becomes effective will be as set forth in Appendix C-1. Until such time as the Board proposes to nominate (or to recommend the election of) directors to serve for terms beginning in 2003: (i) the Founders (acting at the direction of Founders holding at least a majority of the shares of Class B Stock held by the Founders as a group) will have the right to nominate eight persons to serve on the Board; (ii) LMI will have the right to nominate four persons to serve on the Board; and
               (iii) the stockholders who are party to the Stockholders Agreement will vote for those 12 nominees and will not seek the removal of any director, except for cause. Thereafter: (i) LMI will have the right to name four nominees to serve as directors of United; (ii) the Founders will have the right to name four nominees; (iii) the Board will name the other four nominees; and
               (iv) the stockholders who are party to the Stockholder Agreement will vote for those 12 nominees and will not seek the removal of any director, except for cause.

          B. The following actions will require approval by the directors nominated by LMI:

                (i) Acquisition or disposition of assets,  or issuance of equity or debt securities, by United (or any of its controlled affiliates) in a single transaction or in two or more transactions (related or unrelated) in any consecutive 12 month period in an amount exceeding 30% of United's market capitalization (excluding a merger, sale of United, sale of all or substantially all assets of United or reorganization among affiliated entities, provided that all holders of Class B Stock are treated equally in such transaction or, in the case of a sale of assets, in any distribution of the proceeds thereof).

               (ii) Removal and replacement of CEO. Attached as Appendix C-II is a list of candidates pre-approved by Liberty.

              (iii) Amendment  to United's  charter or bylaws  adverse to LMI or its affiliates or to holders of Class B Stock.

               (iv) Material transactions with any director, officer, or Founder of United or any family member and affiliates of any of the foregoing (excluding direct and indirect subsidiaries of United and, excluding employment agreements, grants of options and/or other employee matters in the ordinary course of business).

     2. RIGHT OF FIRST OFFER. If Liberty or LMI desires to transfer (directly or indirectly by the sale of the entity that owns the Class B Stock) except to an affiliate of Liberty or LMI as described below, any Class B Stock, or to convert any Class B Stock to Class A Stock, the Founders and their designees will have a right (to be allocated among them as they elect) to receive a first offer at a price specified by the seller before the seller (a) transfers any of its Class B Stock or (b) converts any Class B Stock to Class A Stock. If Founders or their designees do not elect to acquire the shares within 60 days or fail to complete the acquisition of such shares within 180 days after the date of the first offer, for a period of 60 days thereafter the seller may sell Class A Stock (but not Class B Stock) at the same or a higher price than was offered by the Founders or their designees. Notwithstanding the foregoing, if a proposed conversion of Class B Stock to Class A Stock would not cause the voting power of the shares that are subject to the Stockholder Agreement to be less than 80%, the right of first offer with respect to the shares proposed to be converted must be exercised within two business days and closed within five business days after the receipt of the first offer by the Founders. If not so exercised and closed, the offeror may either sell the offered shares subject to the requirements of the second preceding sentence, or sell the offered shares at the then current market price (whether higher or lower than the offered price) within the 15-day period thereafter. LMI will have a similar right of first offer on any transfer or conversion of a Founder's shares subject to paragraph 3 below; provided however, the election to acquire the shares must be made within 30 days and the acquisition of the shares must occur within 60 days (as extended for up to an additional 90 days if such acquisition requires any governmental approval (including expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act) that has not been obtained within that 60-day period) from the date of the receipt of the first offer by LMI.

     3. PERMITTED TRANSFERS. Notwithstanding paragraph 2, each Founder may transfer B Shares to a "Permitted Transferee" of a Founder which shall include
(a) other Founders, (b) a Founder's parents, descendants, step children, step grandchildren, nieces and nephews, and spouses of the foregoing, (c) heirs, devisees and legatees of a Founder and (d) partnerships and entities that are primarily owned by and trusts that are primarily for the benefit of, any of the persons listed in (a), (b), or (c), and LMI may transfer Class B Stock to its controlled affiliates, in each case without triggering the right of first offer. Any such permitted transferee of Class B Stock must sign the Stockholder Agreement and be subject to the terms applicable to the Founders or LMI, as the case may be. In addition, certain members of the senior management of United and the United Board of Directors who own shares of Class B Stock may be added as additional Founders in the sole discretion of the current Founders. Such additional Founders must sign the Stockholder Agreement and be subject to the terms applicable to the Founders.

     4. TERM. The Stockholder Agreement will cease to apply to a stockholder after that stockholder no longer has a voting interest equal to 10% of the voting interest owned at the time of signing the Stockholder Agreement. In addition, (a) the provision for voting in the election of directors (including restrictions on the right to remove directors) and the drag along and tag along rights described in paragraph 6 below will terminate in 10 years and (b) the Stockholder Agreement will terminate in its entirety at such time as (a) the Founders and their Permitted Transferees who are parties to the Stockholder Agreement or (b) Gene Schneider, Mark Schneider and their Permitted Transferees in the aggregate no longer beneficially own shares of Class B Stock representing at least 40% of the shares of Class B Stock owned at the time of signing the Stockholder Agreement excluding, however, any transfers by any of such persons to Liberty.

     5. ISSUANCE OF CLASS B STOCK. United may issue Class B Stock to others on majority vote of the Board and compliance with applicable law, provided, however, if such issuance reduces LMI's voting power by 10% or more of its voting power immediately prior to such issuance, LMI will be entitled, subject to applicable legal requirements (which United and, if there is a requirement for a vote or other action by United stockholders, the Founders (and their Permitted Transferees) will use their best efforts to cause to be satisfied or waived):

          (1)  to exchange shares of Class A Stock for Class B Stock; and/or

          (2) to purchase additional shares of Class B Stock from United at the same price as the new shares of Class B Stock were issued, or in case of a reduction resulting from the conversion or exchange of Class A Stock to or for Class B Stock, at a price equal to the average closing market price of Class A Stock for the previous 10 trading days in an amount sufficient to permit LMI to restore its voting power to the level in effect prior to such issuance. Notwithstanding the foregoing: (i) if the voting power of LMI is reduced as the result of two or more issuances of stock that do not separately reduce its voting power by the 10% or more specified above, but that in the aggregate result in such a reduction, LMI will have the right to maintain its percentage of voting power at the level in effect immediately prior to the first such issuance in the manner prescribed above; and
(ii) LMI will not have the right to restore or maintain its voting power as provided hereby with respect to any issuance of United Class B Stock if the holders of United stock immediately before such issuance would own, in the aggregate, shares of voting stock of United in an amount representing less than 30% of the voting power of all shares of voting stock of United outstanding immediately after such issuance. Such exchange of shares or purchase of additional shares by LMI must occur within 30 days after the date United issued the new Class B Stock (subject to extension for up to 60 additional days if required to obtain any governmental approval). LMI will notify United whether LMI intends to acquire additional shares of Class B Stock within 10 days after LMI receives notice from United of any reduction in its voting power that would entitle LMI to exercise the rights prescribed hereby.

     6. Drag Along and Tag Along Rights. LMI will be subject to drag along rights in the event the Founders and their Permitted Transferees sell at least a majority of the Class B Stock beneficially owned by them in a transaction with an unaffiliated third party provided that they have first complied with paragraph 2 of this Exhibit. In such event, LMI may elect that either its proportionate number of shares or all of its shares will be subject to the drag along right, provided that if in such transaction Gene Schneider and G. Schneider Holdings, LLP sell all of the shares of Class B Stock beneficially owned by them (without regard to beneficial ownership arising solely as a result of the Stockholder Agreement or Standstill Agreement) and those shares represent at least 40% of the shares beneficially owned by Gene Schneider and G. Schneider Holdings, LLP in the aggregate at the time of the signing of the Stockholders Agreement, all of LMI's shares will be subject to the drag along right. LMI will be entitled to tag along rights upon any sale by Founders of at least a majority of their Class B Stock. Founders will have tag along rights upon a sale by LMI of at least a majority of its Class B Stock. LMI may require that any transaction with respect to which the Founders exercise their drag along rights be structured as a transaction in which all holders of Class B Stock are treated equally and that is a tax-free transaction for LMI and Liberty. The provisions of this paragraph will not apply to transfers to Permitted Transferees as set forth in paragraph 3 above.

     7. ALL SHARES. All shares of voting stock of United at any time beneficially owned by Liberty shall be subject to the Stockholder Agreement.

     8. PURCHASE OF INTERESTS. If United at any time ceases to have control of UPC, the other stockholders will have the option to acquire UPC's interest in United at fair market value.

     9. EXCHANGE OF SHARES. United will on request of Liberty and subject to applicable law and listing requirements permit Liberty (a) to exchange any shares of Class A Stock owned by Liberty or any of its affiliates (which shares were acquired from United) for shares of Class B Stock on a one-for-one basis and (b) to exchange any shares of UPC stock (or stock of any other UGC affiliate) owned by Liberty or any of its affiliates (which shares were acquired from UPC or such United affiliate) for shares of Class B Stock on such basis as United and Liberty may agree, subject, in either case, to the limitations to be included in the Standstill Agreement that are described in paragraph 2 of Exhibit D.

                                  APPENDIX C-I
                                  ------------

                            UNITED BOARD OF DIRECTORS
                            -------------------------


Albert M. Carollo, Sr.
John P. Cole
Michael T. Fries
John F. Riordan
Curtis Rochelle
Gene W. Schneider
Mark L. Schneider
Tina M. Wildes
John C. Malone
Robert R. Bennett
Gary S. Howard
Hank Vigil

                                  APPENDIX C-II
                                  -------------

                       LIBERTY PRE-APPROVED CEO CANDIDATES
                       -----------------------------------


                     [Names of pre-approved CEO candidates]

                                    EXHIBIT D
                                    ---------

                              STANDSTILL AGREEMENT
                              --------------------


         The following will be included in the standstill agreement.

     1. PARTIES. Liberty (including its affiliates (as defined with respect to LMI in paragraph 3 of Exhibit C) "Liberty") and United will be parties to the Standstill Agreement. The limitations on ownership imposed by the Standstill Agreement will apply on an aggregate basis to Liberty and its affiliates.

     2. MAXIMUM SHARES. The beneficial ownership of Liberty and its affiliates cannot exceed (x) the percentage of all outstanding common equity of United on a fully diluted basis that Liberty beneficially owns immediately after the closing of the transactions contemplated by the Agreement (specifically including as part of those transactions, United's acquisition of any or all of the Additional Interests, the Other Interests, LMI or the Chile Assets when and if such acquisition occurs) plus the percentage represented by shares acquired from other Stockholders as contemplated by the Stockholder Agreement or (y) 47% of all outstanding common equity of United on a fully diluted basis plus the percentage represented by shares acquired from other stockholders as contemplated by the Stockholder Agreement, whichever is greater. Liberty will not be deemed to have violated that restriction on percentage ownership solely as the result of any action taken by United, such as a redemption or purchase of United stock by United or any of its subsidiaries.

     3. TERM. The Standstill Agreement will have a term of 10 years, but will terminate at such earlier time as the Stockholder Agreement terminates.

     4.   VOTING.

          A. Except for specific approval rights granted to Liberty in the Stockholder Agreement, Liberty will vote for any transaction (merger, sale of assets, etc.) approved by a majority of the Board or, in its discretion, in the same proportion as the other stockholders (Class A and Class B together) vote on such transaction.

          B. Liberty will vote against any transaction not approved by the Board.

          C. Voting for directors of United will be as provided in the Stockholder Agreement.

          D. On all other matters, Liberty will vote as the United Board recommends or, in its discretion, in the same proportion as other stockholders vote (Class A and Class B together).

     5.   DISPOSITION OF SHARES.

          A. Liberty may dispose of shares of Class A Stock provided the persons acquiring them would not, to Liberty's knowledge, own more than 10% of outstanding voting power.

          B. Transfers of Class B Stock by Liberty to its affiliates or to a Founder pursuant to the right of first offer will be permitted only if such transferee agrees to be bound by the Standstill Agreement.

          C. Liberty may sell Class B Stock in a tender offer or exchange offer that the Board approves.

     6.   OTHER  LIMITATIONS ON  LIBERTY'S  RIGHTS.  The  following   additional
provisions will apply:

          A. No solicitation by Liberty of proxies or participation in soliciting proxies.

          B. No formation of a group with any other stockholders if the combined group would exceed the maximum percentage of votes or shares.

          C.   No voting arrangement or other method of evading the standstill.

          D. Liberty will be given prompt notice of any offer (an "Offer") to acquire all or substantially all of the assets of United or to merge or consolidate with United, or to acquire its outstanding shares in a tender or exchange offer, but in no event will such notice be given less than five days prior to acceptance of such Offer.

          E. Liberty will not solicit or encourage any Offer from a third party.

          F. If United receives an Offer that the Board of United does not reject within 10 days, Liberty or an affiliate may make a competing offer and if Liberty elects to do so, the Board of United shall in the exercise of its fiduciary duties consider waiving the provisions of the Standstill Agreement that would restrict actions that may be taken by Liberty or its affiliates in support of such competing offer or the transactions contemplated thereby.

          G. Required attendance (in person or by proxy) by Liberty at stockholder meetings.

          H.   Liberty has no ability to exercise dissenter's rights.

          I.   Liberty  will  not  call  a  stockholder   meeting  or  make  any
               stockholder proposal except to the Board or amend United's bylaws without the consent of the Board.

     7. WAIVER. At any time during the term of this Agreement, United's board of directors may, in its sole discretion, waive the application of any of the provisions of this Agreement.

     8. ALL SHARES. All shares of United beneficially owned by Liberty shall be subject to the terms of this Agreement.

                                    EXHIBIT E

                               REGISTRATION RIGHTS


     The parties will negotiate the terms of a registration rights agreement pursuant to which Liberty and its affiliates (collectively, "Liberty"), will be entitled to registration rights from United (the "Issuer") as follows:

     1.   DEMAND REGISTRATIONS.

          -- Liberty will be entitled to demand up to five registrations of Registrable Securities (as defined below). Demands may be exercised for a minimum of the lower of (a) 10% of the number of shares beneficially owned by Liberty immediately after giving effect to the transactions described in the first sentence of paragraph one of the Agreement (as such number is appropriately adjusted to reflect the effect of stock splits, reverse stock splits and other similar events affecting such shares) or (b) all of the Registrable Securities held by Liberty.

          -- Any underwritten offering will be underwritten by underwriters selected by the Issuer and reasonably satisfactory to Liberty.

          --   Any  demand  for   registration   may  specify  that  Registrable
               Securities are to be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act.

          -- Issuer will use its reasonable best efforts to cause each registration statement covering Registrable Securities to remain effective for such period, not to exceed 180 days (or two years, in the case of a shelf registration), as may be reasonably necessary to effect the sale of such securities.

          -- A registration will not count as a demand registration until it has become effective and at least 90% of the Registrable Securities requested to be included in such registration have been registered and sold.

          -- Liberty may make no more than two demands for registration in any 12-month period.

          -- The Issuer may preempt a demand registration with a primary registration by delivering written notice (within ten business days after the Issuer has received a request for such demand registration) of such intention to Liberty indicating that the Issuer has identified a specific business need and use for the proceeds of the sale of such securities and had contemplated such sale of securities prior to receiving Liberty's notice. In the ensuing primary registration, Liberty will have piggyback registration rights as set forth below. The Issuer may exercise the right to preempt a demand registration only once in any 360-day period; provided, that during any 360-day period the

               Issuer shall use its  reasonable  best efforts to permit a period
               of  at  least  180   consecutive   days  during  which  a  demand
               registration may be effected for Liberty.

          -- If the Issuer's Board of Directors determines in good faith that it would be detrimental or otherwise disadvantageous to the Issuer or its stockholders for a registration statement with respect to a demand registration to be filed because the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Issuer, the Issuer may postpone the filing or effectiveness of a registration statement for a period of not more than 90 days; provided that during any 360-day period the Issuer shall use its reasonable best efforts to permit a period of at least 180 consecutive days during which a demand registration may be effected for Liberty.

     2. PIGGYBACK REGISTRATION. Liberty will be entitled to unlimited "piggyback" rights for Registrable Securities with respect to registration statements filed by the Issuer, subject to cutback by the underwriters and priority of the party initiating the registration. Liberty must respond within five business days of receipt of notice of registration.

     3. REGISTRABLE SECURITIES. "Registrable Securities" will mean all securities of the Issuer or any successor entity now owned or hereafter acquired by Liberty. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities shall have been transferred or disposed of pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Issuer and the subsequent transfer or disposition of such securities shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (ii) such securities shall have ceased to be outstanding.

     4. HOLDBACK. Subject to its piggyback registration rights, Liberty will agree to a lockup for seven days prior to and up to 180 days after any Issuer or secondary registration if required by the underwriters for such offering, provided that each officer, director and Founder (as defined in the Agreement) is subject to identical lockup provisions with respect to such registration.

     5. OTHER REGISTRATION RIGHTS. The Issuer may grant other piggyback registration rights only if the priorities thereof are subordinate to Liberty's rights.

     6. EXPENSES. The Issuer will pay all expenses incurred in connection with any registration, including the following: (i) registration, qualification and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses,
(iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Issuer and the reasonable fees and expenses of independent certified public accountants for the Issuer (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Issuer in connection with such registration,
(vii) all roadshow costs and expenses not paid by the underwriters and (viii) escrow fees and expenses. The Issuer will not be responsible for any underwriting discounts, selling commissions or stock transfer taxes applicable to the sale of Registrable Securities.

     7. SUCCESSORS AND ASSIGNS. Liberty may assign its registration rights in whole or in part to any person to whom it transfers Registrable Securities. Registrable Securities transferred to an assignee of any portion of Liberty's registration rights will continue to be Registrable Securities for purposes of the registration rights agreement.

     8. INDEMNIFICATION AND CONTRIBUTION. The registration rights agreement will include customary indemnification and contribution provisions.

     9. OTHER TERMS. The registration rights agreement will contain other reasonable and customary terms.

                                    EXHIBIT F
                                    ---------

                              UNITED/UPC AGREEMENT
                              --------------------


The United/UPC agreement will include the following:

1. Immediately after the merger and contribution contemplated by Exhibit A, New United will cause Liberty UK, Inc. and Liberty UK Holdings, Inc. to transfer their interests in New LLC to Liberty Programming UK, Inc. Liberty Programming UK, Inc. will contribute the entire 99% New LLC Interest to a newly formed Dutch NV ("New UPC"). New UPC's authorized capital stock will consist of shares having rights identical to the currently authorized shares of UPC. In exchange for that contribution, Liberty Programming UK, Inc. will receive shares of New UPC Class A common stock in the amount equal to the product of 99% of the number of Telewest shares owned (directly or indirectly) by New LLC at the time of such contribution times 0.178887.

2. New UPC will establish a transitory subsidiary which will be a Dutch B.V. that will elect to be treated as a pass-through entity for U.S. tax purposes ("UPC Transitory Sub"). Contemporaneously with the contribution described above, UPC will be merged into UPC Transitory Sub. In that merger, UPC stockholders will receive shares of New UPC on a one-for-one basis and UPC Transitory Sub will become a wholly owned subsidiary of New UPC. The parties will consider alternative procedures that result in a tax-free transaction and substantially the same final structure.

3. The obligation of United and UPC to effect the merger and contribution described above will be subject to the condition that those transactions be tax-free to each of them. That condition will be deemed satisfied if United and UPC have received an opinion of a law firm or accounting firm, in form and substance reasonably satisfactory to them, to the effect that such merger and contribution will be tax-free to each of them.

4. United and UPC shall enter into a gain recognition agreement pursuant to which UPC will covenant not to take certain actions that might affect the tax treatment of the transaction.

5. If New UPC acquires the 1% managing member interest in New LLC as contemplated by Exhibit A, United (or a subsidiary thereof) will receive shares of New UPC Class A common stock in the amount equal to the product of 1% of the number of Telewest shares owned (directly or indirectly) by New LLC at the time of such acquisition times 0.178887. The parties will use reasonable efforts to cause such acquisition to be tax-free to each of them.



                                      F-1